                                                                     EXHIBIT 4.1

                               THIRD AMENDMENT TO
                  FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                 THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (herein called this "Amendment") made as of the 15th day of November, 1995, by and among Holly Corporation ("Borrower"), Navajo Refining Company ("Navajo"), Holly Petroleum, Inc. ("Holly Petroleum"), Navajo Pipeline Co. ("Navajo Pipeline"), Navajo Holdings, Inc. ("Navajo Holdings"), Lea Refining Company ("Lea"), Navajo Western Asphalt Company ("Navajo Western"), Montana Refining Company, a Partnership ("Montana") and Navajo Crude Oil Marketing Company ("Navajo Crude") (Navajo, Holly Petroleum, Navajo Pipeline, Navajo Holdings, Lea, Navajo Western and Navajo Crude collectively referred to herein as "Guarantors"), NationsBank of Texas, N.A., as Agent ("Agent"), and NationsBank of Texas, N.A., Banque Paribas, The First National Bank of Boston, and The Bank of Nova Scotia (collectively, "Lenders"),

                                  WITNESSETH:

                 WHEREAS, Borrower, Guarantors, Montana, Agent and Lenders have entered into that certain First Amended and Restated Credit Agreement dated as of July 23, 1993, as amended by that certain First Amendment to First Amended and Restated Credit Agreement dated as of April 7, 1994, and by that certain Second Amendment to First Amended and Restated Credit Agreement dated as of June 13, 1995 (as so amended, the "Original Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower, and to issue letters of credit for the account of Borrower and Montana, as therein provided; and

                 WHEREAS, Borrower, Guarantors, Montana, Agent and Lenders desire to amend the Original Agreement for the purposes expressed herein;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower and of the letters of credit which may hereafter be issued, extended and renewed by Lenders for the account of Borrower and for the account of Montana, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                       I.

                           DEFINITIONS AND REFERENCES

                 A. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.





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                 B.       Other Defined Terms. Unless the context otherwise
requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

                 "Amendment" shall mean this Third Amendment to First Amended and Restated Credit Agreement.

                 "Credit Agreement" shall mean the Original Agreement as amended hereby.

                                      II.

                        AMENDMENTS TO ORIGINAL AGREEMENT

                 A. Defined Terms. The following definition of "Mandatory Principal Payment" is hereby added to Section 1.1 of the Original Agreement immediately following the definition of "Majority Banks":

                 "'Mandatory Principal Payment'. The aggregate mandatory principal payments that will be due on the Private Placement Date pursuant to the 1995 Private Placement Agreement and the Private Placement Agreement."

                 The definition of "Minimum Working Capital Requirements" in
Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

                 "'Minimum Working Capital Requirements'. The Minimum Working Capital Requirements shall be satisfied at any time when Consolidated Current Assets minus Consolidated Current Liabilities equals or exceeds Fifteen Million Dollars ($15,000,000),except that the Minimum Working Capital Requirements shall be satisfied in each year commencing 1996, during the period from and including April 30 until but excluding the Private Placement Date, only if Consolidated Current Assets minus Consolidated Current Liabilities equals or exceeds the sum of $15,000,000 plus the Mandatory Principal Payment. For purposes of this paragraph, Consolidated Current Liabilities will be calculated without including any payments of principal on the notes issued under the Private Placement Agreement or the 1995 Private Placement Agreement which are required to be repaid within one year from the time of calculation."

                 The following definition of "1995 Private Placement Agreement" is hereby added to Section 1.1 of the Original Agreement immediately following the definition of "Navajo Western."

                 "'1995 Private Placement Agreement'. Those substantially similar Note Agreements, each dated as of November 15, 1995 providing for the issuance by Borrower of $39,000,000 in aggregate principal amount of its Series C Senior Notes due December 15, 2005 and of $21,000,000 in aggregate principal amount of its





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         Series D Notes due December 15, 2005, as the same may from time to time be amended."

                 The definition of "Private Placement Agreement" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

                 "'Private Placement Agreement'. Those substantially similar Note Agreements, each dated as of June 15, 1991, providing for the issuance by Borrower of $28,000,000 in aggregate principal amount of its Series A Senior Notes originally due June 15, 1998 and of $52,000,000 in aggregate principal amount of its Series B Senior Notes originally due June 15, 2001, as the same may from time to time be amended."

                 The definition of "Private Placement Date" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

                 "'Private Placement Date'. So long as the Private Placement Agreement or the 1995 Private Placement Agreement is in effect, the date in each year commencing 1996 on which Borrower makes the required annual prepayments in respect of the notes issued under the Private Placement Agreement or the 1995 Private Placement Agreement."

                 The following definition of "Third Amendment" is hereby added to Section 1.1 of the Original Agreement immediately following the definition of "Subsidiary."

                 "'Third Amendment'. That certain Third Amendment to this Agreement dated as of November 15, 1995, by and among Borrower, Guarantors, Montana, Agent and Banks."

                 B. Indebtedness. Section 7.1(j) of the Original agreement is hereby amended in its entirety to read as follows:

                 "(j) Indebtedness in an aggregate amount not to exceed $107,800,000 arising under the Private Placement Agreement, the 1995 Private Placement Agreement and the guaranties thereof by the Guarantors and such other Subsidiaries as guarantee the Obligations from time to time, so long as the maturities, rates of interest, prepayment premiums and dates of payment do not differ materially from those set forth on Exhibit A to the Third Amendment;"

                 Section 2.3. Working Capital. Section 7.8 of the Original Agreement is hereby amended in its entirety to read as follows:

                 "Section 7.8. Working Capital. The Related Persons shall not, at any time, permit Consolidated Current Assets minus Consolidated Current Liabilities to be less than Ten Million Dollars ($10,000,000) at any time, except that in each year commencing 1996, during the period from and including April 30 until but excluding the Private Placement Date, Consolidated Current Assets minus Consolidated Current Liabilities





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         shall not be less than the sum of $10,000,000 plus the Mandatory
         Principal Payment. For purposes of this Section 7.8, Consolidated Current Liabilities will be calculated without including any payments of principal on the notes issued under the Private Placement Agreement or the 1995 Private Placement Agreement which are required to be repaid within one year from the time of calculation."

                 Section 2.4. Borrower's Working Capital. Section 7.9 of the Original Agreement is hereby amended in its entirety to read as follows:

                 "Section 7.9. Borrower's Working Capital. The Related Persons shall not, at any time, permit Consolidated Current Assets minus Consolidated Current Liabilities to be less than Five Million Six Hundred Thousand Dollars ($5,600,000), except that in each year commencing 1996, during the period from and including April 30 until but excluding the Private Placement Date, Consolidated Current Assets minus Consolidated Current Liabilities shall not be less than the sum of $5,600,000 plus the Mandatory Principal Payment. For purposes of this section only, the current assets and current liabilities of Montana and the Montana General Partners shall be excluded from the calculation of Consolidated Current Liabilities and Consolidated Current Assets. For purposes of this Section 7.9, Consolidated Current Liabilities will be calculated without including any payments of principal on the notes issued under the Private Placement Agreement or the 1995 Private Placement Agreement which are required to be repaid within one year from the time of calculation."

                 Section 2.5. Event of Default. Section 10(l) of the Original Agreement is hereby amended in its entirety to read as follows:

                          "(l)    the aggregate principal amount of the notes
                 issued pursuant to either the Private Placement Agreement or the 1995 Private Placement Agreement is increased, the rate of interest or premium on such notes is increased from the rates set forth on Exhibit A to the Third Amendment, or the amortization schedule for such notes is modified without the prior written consent of Majority Banks, or an event of default shall occur and be continuing under the Private Placement Agreement, the 1995 Private Placement Agreement or any document or instrument executed and delivered in connection therewith; or"

                                      III.

                          CONDITIONS OF EFFECTIVENESS

                 A. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, (i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower, each Guarantor, Montana and each Lender, and (ii) Agent shall have additionally received, in form and substance satisfactory to Agent, certificates of the Secretary of Borrower and each Guarantor dated the date of this Amendment certifying that (a) the persons named as authorized signatories in prior Secretary's Certificates delivered to Agent (the "Prior Certificates") are





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authorized to sign this Amendment, (b) the resolutions authorizing the execution of the Loan Documents that were attached to the Prior Certificates have not been amended, modified or revoked in any respect and are in full force and effect on the date hereof and (c) that the charter documents of Borrower or such Guarantor attached to the Prior Certificates have not been amended, modified or revoked in any respect and are in full force and effect on the date hereof.

                                      IV.

                         REPRESENTATIONS AND WARRANTIES

                 A. Representations and Warranties of Related Persons. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants as to itself and each other Related Person, and each other Related Person represents and warrants as to itself, to each Lender that:

                       1.    The representations and warranties contained in
         Section 5.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

                       2. Each of Borrower, each Guarantor and Montana is duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Each of Borrower, each Guarantor and Montana has duly taken all corporate or partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of its obligations hereunder.

                       3. The execution and delivery by each of Borrower, each Guarantor and Montana of this Amendment, the performance by such Person of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of any of its organizational documents, or of any material agreement, judgment, license, order or permit applicable to or binding upon it, or result in the creation of any lien, charge or encumbrance upon any assets or properties or any of its assets. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any of Borrower, any Guarantor or Montana of this Amendment or to consummate the transactions contemplated hereby.

                       4. When duly executed and delivered, this Amendment will be a legal and binding obligation of Borrower, Guarantors and Montana enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.





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                                       V.

                                 MISCELLANEOUS

                 A. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document. Each Guarantor hereby consents to the provisions of this Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                 B. Survival of Agreements. All representations, warranties, covenants and agreements of each of Borrower, Guarantors and Montana herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower, any Guarantor or Montana hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Person under this Amendment and under the Credit Agreement.

                 C. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

                 D. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

                 E. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

                 THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                 THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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                 IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                        HOLLY CORPORATION,
                                        a Delaware corporation

                                        By: /s/ HENRY A. TEICHHOLZ
                                            ------------------------------------
                                            Henry A. Teichholz
                                            Vice President, Treasurer
                                            and Controller


                                        NAVAJO REFINING COMPANY,
                                        a Delaware corporation

                                        By: /s/ HENRY A. TEICHHOLZ
                                            ------------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer


                                        NAVAJO PIPELINE CO.,
                                        a Delaware corporation

                                        By: /s/ HENRY A. TEICHHOLZ
                                            ------------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer



                                        NAVAJO HOLDINGS, INC.,
                                        a New Mexico corporation

                                        By: /s/ HENRY A. TEICHHOLZ
                                            ------------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer





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                                        HOLLY PETROLEUM, INC.,
                                        a Delaware corporation

                                        By: /s/ HENRY A. TEICHHOLZ
                                            ------------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer



                                        LEA REFINING COMPANY,
                                        a Delaware corporation

                                        By: /s/ HENRY A. TEICHHOLZ
                                            ------------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer


                                        NAVAJO WESTERN ASPHALT
                                        COMPANY, a New Mexico corporation

                                        By: /s/ HENRY A. TEICHHOLZ
                                            ------------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer


                                        MONTANA REFINING COMPANY,
                                        A PARTNERSHIP,
                                        a Montana general partnership

                                        By: Navajo Northern, Inc., its General
                                            Partner and a Nevada corporation

                                        By: /s/ HENRY A. TEICHHOLZ
                                            ------------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer






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                                        NAVAJO CRUDE OIL MARKETING
                                        COMPANY, a Texas corporation

                                        By: /s/ HENRY A. TEICHHOLZ
                                            ------------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer



                                        NATIONSBANK OF TEXAS, N.A.,
                                        as Agent

                                        By: /s/ E. MURPHY MARKHAM, IV
                                            ------------------------------------
                                            E. Murphy Markham, IV
                                            Senior Vice President


                                        BANQUE PARIBAS

                                        By: /s/ MARIAN LIVINGSTON
                                            ------------------------------------
                                            Marian Livingston
                                            Vice President


                                        By: /s/ BRIAN MALONE
                                            ------------------------------------
                                            Brian Malone
                                            Vice President


                                        THE FIRST NATIONAL BANK OF
                                        BOSTON

                                        By: /s/ H. LOUIS BAILEY
                                            ------------------------------------
                                            H. Louis Bailey
                                            Director





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                                        THE BANK OF NOVA SCOTIA

                                        By: /s/ F.C.H. ASHBY
                                            ------------------------------------
                                            F.C.H. Ashby
                                            Senior Manager Loan Operations


                                        NATIONSBANK OF TEXAS, N.A.

                                        By: /s/ E. MURPHY MARKHAM, IV
                                            ------------------------------------
                                            E. Murphy Markham, IV
                                            Senior Vice President





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